Exhibit 15.3

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement and related Prospectus on Form F-3 (File No. 333-178444) of our reports dated March 6, 2014 relating to the consolidated financial statements of Orange and subsidiaries, and the effectiveness of Orange’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Orange for the year ended December 31, 2013.

/s/ ERNST & YOUNG Audit

Paris-La Défense

April 30, 2014